As filed with the Securities and Exchange Commission on May 21, 2018

Registration No. 033-60781
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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Post-Effective Amendment No. 1 to
FORM S-8
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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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UNIFIRST CORPORATION
(Exact Name of Registrant as Specified in Charter)
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Massachusetts	04-2103460
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
68 Jonspin Road, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

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UNIFIRST RETIREMENT SAVINGS PLAN
(Full title of the plan)
Steven S. Sintros
President and Chief Executive Officer
68 Jonspin Road
Wilmington, MA 01887
(978) 658-8888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

UNIFIRST CORPORATION

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

UniFirst Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 1995 (Registration Statement No. 033-60781, referred to herein as the “Prior Registration Statement”) with respect to shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the UniFirst Retirement Savings Plan (formerly known as the UniFirst Corporation Profit Sharing Plan), as amended and restated (the “Plan”). The Prior Registration Statement registered a total of 500,000 shares of Common Stock, as adjusted for stock dividends, reverse stock splits, split-ups, recapitalizations or other similar events. The Prior Registration Statement also registered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Pursuant to the undertakings contained in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offering, the Company is filing this post-effective amendment to the Prior Registration Statement to deregister, and does hereby remove from registration, all shares of Common Stock and all Plan participation interests that had been registered under the Prior Registration Statement and that remain unissued as of the date hereof.

SIGNATURES
The Registrant.    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, in the Commonwealth of Massachusetts, on this 21st day of May, 2018.

UniFirst Corporation

By:	/s/ Steven S. Sintros
Name:	Steven S. Sintros
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 on behalf of the Company in reliance upon Rule 478 under the Securities Act of 1933, as amended.

The Plan.    Pursuant to the requirements of the Securities Act of 1933, as amended, the Trustee of the UniFirst Retirement Savings Plan have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, in the Commonwealth of Massachusetts, on this 21st day of May, 2018.

UniFirst Retirement Savings Plan
By:	/s/ Steven S. Sintros
Name:	Steven S. Sintros
Title:	Trustee